EXHIBIT 11

                               DOCUCON, INCORPORATED


                         COMPUTATION OF EARNINGS PER SHARE

                                    (Unaudited)

                                                              THREE MONTHS                              NINE MONTHS
                                                            ENDED SEPTEMBER 30                       ENDED SEPTEMBER 30
                                                   ------------------------------------       -----------------------------
                                                        1998                    1997               1998             1997
                                                   -----------              -----------       -----------       -----------
COMPUTATION OF BASIC EARNINGS (LOSS) PER
  SHARE:
   Net income (loss) from continuing operations    $(1,993,217)             $  (135,587)      $(3,062,920)      $   240,303
     Less- Preferred stock dividend requirements        (6,149)                 (11,688)          (22,649)          (36,439)
                                                   -----------              -----------       -----------       -----------

     Net income (loss) from continuing
      operations applicable to common
      stockholders .............................    (1,999,366)                (147,275)       (3,085,569)          203,864

     Loss from discontinued operations .........          --                   (281,983)             --            (639,874)
                                                   -----------              -----------       -----------       -----------

     Net income applicable to common
      stockholders .............................   $(1,999,366)             $  (429,258)      $(3,085,569)      $  (436,010)
                                                   ===========              ===========       ===========       ===========

WEIGHTED AVERAGE NUMBER OF SHARES OF
  COMMON STOCK OUTSTANDING .....................     3,311,951                3,111,827         3,296,970         3,100,368
                                                   ===========              ===========       ===========       ===========

   Basic earnings (loss) from
     continuing operations per common
     share .....................................   $      (.60)             $      (.05)      $      (.94)      $       .07

   Basic loss from discontinued
     operations per common share ...............          --                       (.09)             --                (.21)
                                                   -----------              -----------       -----------       -----------

BASIC EARNINGS (LOSS) PER COMMON SHARE .........   $      (.60)             $      (.14)      $      (.94)      $      (.14)
                                                   ===========              ===========       ===========       ===========

COMPUTATION OF DILUTED EARNINGS (LOSS)
  PER SHARE:
  Net income (loss) from continuing
   operations ..................................   $(1,993,217)             $  (135,587)      $(3,062,920)      $   240,303
  Preferred stock dividend requirements ........        (6,149)                 (11,688)          (22,649)          (36,439)
  Increase applicable to common stock
   for preferred stock dividends not
   incurred upon assumed conversion of
   preferred stock .............................         6,149                   11,688            22,649            36,439
                                                   -----------              -----------       -----------       -----------

   Net income (loss) from continuing
     operations applicable to common
     stockholders used for computation .........    (1,993,217)                (135,587)       (3,062,920)          240,303

  Net (loss) from discontinued operations
   applicable to common stockholders ...........          --                   (281,983)             --            (639,874)
                                                   -----------              -----------       -----------       -----------

  Net income (loss) applicable to common
   stockholders used for computation ...........   $(1,993,217)             $  (417,570)      $(3,062,920)      $  (399,571)
                                                   ===========              ===========       ===========       ===========

  Weighted average number of shares of
   common stock outstanding ....................     3,311,951                3,111,827         3,296,970         3,100,368

  Weighted average incremental shares
   outstanding upon assumed conversion of
   options and warrants ........................          --                     74,981            17,694           108,153

  Weighted average incremental shares
   outstanding upon assumed conversion of
   the preferred stock .........................        78,541                  141,665            92,774           146,957
                                                   -----------              -----------       -----------       -----------

WEIGHTED AVERAGE NUMBER OF SHARES OF
  COMMON STOCK AND COMMON STOCK
  EQUIVALENTS OUTSTANDING USED FOR
  COMPUTATION ..................................     3,390,492                3,328,473         3,407,438         3,355,478
                                                   ===========              ===========       ===========       ===========

   Diluted earnings (loss) from
     continuing operations per common
     share and common share equivalents ........   $      (.59)             $      (.04)      $      (.90)      $       .07

   Diluted loss from discontinued
     operations per common share and
     common share equivalents ..................          --                       (.08)             --                (.19)
                                                   -----------              -----------       -----------       -----------

DILUTED EARNINGS (LOSS) PER COMMON SHARE
  AND COMMON SHARE EQUIVALENTS .................   $      (.59)(a)          $      (.12)(a)   $      (.90)(a)   $      (.12)
                                                   ===========              ===========       ===========       ===========

               (a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.